                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                  FORM 8-K/A


                                 CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934


               Date of Report (Date of earliest event reported):
                                 July 30, 1996






                        CAPSTONE PHARMACY SERVICES, INC.
             (Exact name of Registrant as specified in its charter)




    Delaware                             0-20606                              11-2310352
    --------                           -----------                            ----------
(State or other                      (Commission File                          (Employer
jurisdiction of                           Number)                            Identification
 incorporation)                                                                  Number)





              2930 Washington Boulevard, Baltimore, Maryland 21230
              ----------------------------------------------------
                    (Address of principal executive offices)



                                 (410) 646-7373
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not applicable
              ----------------------------------------------------
                        (Former name or former address,
                         if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of the business acquired. Audited consolidated balance sheets of Symphony Pharmacy Services, Inc. and subsidiaries as of December 31, 1994, and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995.

         (b) Pro forma financial information. Pro forma unaudited financial data for the ten months ended December 31, 1995, and the six months ended June 30, 1996, reflecting the acquisitions by the Company of PremierPharmacy, Inc., Geri-Care Systems, Inc. and Scripts & Things, Inc., IMD Corporation, DCMed, Inc. and Symphony Pharmacy Services, Inc.

         (c) Exhibits. The exhibit filed as a part of this report is listed in the Exhibit Index immediately following the signature page.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Symphony Pharmacy Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Symphony Pharmacy Services, Inc. and subsidiaries (wholly-owned by Integrated Health Services, Inc.) as of December 31, 1994 and 1995 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Symphony Pharmacy Services, Inc. (wholly-owned by Integrated Health Services, Inc.) as of December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Baltimore, Maryland
July 16, 1996

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                              1994      1995
                                                                             -------   -------
                                            ASSETS
Current assets:
  Cash and cash equivalents................................................  $ 1,342   $ 1,017
  Accounts receivable, net of allowance for doubtful accounts of $3,798 in
     1994 and $3,223 in 1995 (note 7)......................................   15,407    19,597
  Inventories..............................................................    5,429     5,321
  Other current assets.....................................................      514       466
                                                                             -------   -------
          Total current assets.............................................   22,692    26,401
                                                                             -------   -------
Property and equipment, net (note 3).......................................    9,760     9,875
Intangible assets of businesses acquired, net of accumulated amortization
  of $1,073 in 1994 and $2,521 in 1995.....................................   53,567    55,694
Deferred income taxes (note 6).............................................    3,335     2,640
                                                                             -------   -------
                                                                             $89,354   $94,610
                                                                             =======   =======
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses (note 4)...........................  $ 7,276   $ 5,465
  Advances from parent company.............................................    7,575     5,448
  Income taxes payable to parent company (note 6)..........................    4,353     5,188
  Interest payable to parent company (note 7)..............................    1,871     4,418
                                                                             -------   -------
          Total current liabilities........................................   21,075    20,519
                                                                             -------   -------
Notes payable to parent company (note 7)...................................   42,058    41,848
Commitments and contingencies (Notes 5 and 8)
Stockholders' equity:
  Common stock: $.01 par value. Authorized 1,000 shares;
     issued and outstanding 100 shares.....................................       --        --
  Additional paid-in capital...............................................   24,836    28,361
  Retained earnings........................................................    1,385     3,882
                                                                             -------   -------
          Total stockholder's equity.......................................   26,221    32,243
                                                                             -------   -------
                                                                             $89,354   $94,610
                                                                             =======   =======

          See accompanying notes to consolidated financial statements.

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

                      CONSOLIDATED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                      1993     1994      1995
                                                                     ------   -------   -------
Sales (note 7).....................................................  $9,461   $52,295   $91,016
Cost of sales......................................................   4,815    27,865    48,837
                                                                     ------   -------   -------
          Gross profit.............................................   4,648    24,430    42,179
                                                                     ------   -------   -------
Operating expenses (note 7):
  Salaries, wages and benefits.....................................   2,913    12,148    20,642
  Depreciation and amortization....................................     288     1,479     2,682
  Other selling, general and administrative expenses...............   1,137     6,835    12,279
                                                                     ------   -------   -------
          Total operating expenses.................................   4,338    20,462    35,603
                                                                     ------   -------   -------
Operating income...................................................     308     3,968     6,576
Interest expense -- parent company (note 7)........................     103     1,768     2,547
                                                                     ------   -------   -------
Earnings before income taxes.......................................     205     2,200     4,029
Federal and state income taxes (note 6)............................      79       941     1,532
                                                                     ------   -------   -------
          Net earnings.............................................  $  126   $ 1,259   $ 2,497
                                                                     ======   =======   =======

          See accompanying notes to consolidated financial statements.

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                 COMMON      ADDITIONAL      RETAINED
                                                                  STOCK    PAID-IN CAPITAL   EARNINGS
                                                                 -------   ---------------   --------
Balance at January 1, 1993.....................................  $    --       $    --        $   --
Net earnings for 1993..........................................       --            --           126
Contribution of capital -- representing payments by parent
  company in connection with business acquisitions.............       --         9,840            --
                                                                 -------   ---------------   --------
Balance at December 31, 1993...................................       --         9,840           126
Net earnings for 1994..........................................       --            --         1,259
Contribution of capital -- representing payments by parent
  company in connection with business acquisitions.............       --        14,996            --
                                                                 -------   ---------------   --------
Balance at December 31, 1994...................................       --        24,836         1,385
Net earnings for 1995..........................................       --            --         2,497
Contribution of capital -- representing payments by parent
  company in connection with prior business acquisitions.......       --         3,525            --
                                                                 -------   ---------------   --------
Balance at December 31, 1995...................................  $    --       $26,381        $3,882
                                                                 =======    ==========        ======

          See accompanying notes to consolidated financial statements.

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                     1993      1994      1995
                                                                    -------   -------   -------
Cash flows from operating activities:
  Net earnings....................................................  $   126   $ 1,259   $ 2,497
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization................................      288     1,479     2,682
     Deferred income taxes........................................       --       413       695
     Increase in accounts receivable..............................   (2,655)   (3,522)   (4,190)
     Decrease (increase) in inventories...........................     (174)     (584)      108
     Decrease (increase) in other current assets..................      526      (249)       80
     Decrease in accounts payable and accrued expenses............     (461)   (1,458)   (1,811)
     Increase in income taxes payable to parent company...........       79       526       837
     Increase in interest expense payable to parent company.......      103     1,768     2,547
     Other........................................................       11        53       (33)
                                                                    -------   -------   -------
Net cash provided (used) by operating activities..................   (2,157)     (315)    3,412
                                                                    -------   -------   -------
Cash flows from financial activities:
  Advances from (repayments to) parent company....................    5,790     1,785    (2,127)
  Proceeds (payments) of notes payable to parent company..........       --     9,573      (211)
  Payment on long-term debt.......................................   (2,433)     (474)       --
                                                                    -------   -------   -------
Net cash provided (used) by financing activities..................    3,357    10,884    (2,338)
                                                                    -------   -------   -------
Cash flows from investing activities:
  Business acquisitions (note 1)..................................     (560)   (6,425)       --
  Property and equipment additions................................     (640)   (2,802)   (1,399)
                                                                    -------   -------   -------
Net cash used by investing activities.............................   (1,200)   (9,227)   (1,399)
                                                                    -------   -------   -------
Increase (decrease) in cash.......................................       --     1,342      (325)
Cash, beginning of year...........................................       --        --     1,342
                                                                    -------   -------   -------
Cash, end of year.................................................  $    --   $ 1,342   $ 1,017
                                                                    =======   =======   =======
Noncash investing and financing activities:
  Net assets of businesses acquired (note 1)......................  $31,532   $25,790   $ 3,525
  Contribution of capital and issuance of notes payable to parent company -- representing payments by parent company in
     connection with business acquisitions (note 1)...............  $31,532   $25,790   $ 3,525
                                                                    =======   =======   =======

          See accompanying notes to consolidated financial statements.

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

(1) DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Symphony Pharmacy Services, Inc. (the Company), a Delaware corporation established on May 9, 1995, is a wholly-owned subsidiary of Symphony Health Services, Inc., which is wholly-owned by Integrated Health Services, Inc. (IHS or the parent company). In a corporate reorganization on May 9, 1995, certain subsidiaries of IHS or its subsidiaries became subsidiaries of Symphony Pharmacy Services, Inc. These subsidiaries, which formerly operated as the Allied Health Services division of IHS, are as follows:

     Patient Care Pharmacy, Inc.
     Patient Care Pharmacy of Colorado Springs, Inc.
     Healthcare Pharmacy Services of Florida, Inc.
     Healthcare Pharmacy Services of Pennsylvania, Inc.
     Healthcare Pharmacy Services of Texas, Inc.
     Amcare, Inc.
     Amcare Health Services, Inc.
     Amcare Santa Barbara, Inc.
     Pharmaceutical Dose Services, Inc.
     Suncoast Pharmacy Services, Inc.

     Such corporations are engaged primarily in the business of selling pharmaceutical related products and providing institutional pharmacy services to long-term care and other institutions and their patients. The consolidated financial statements represent the historical accounts of the Company and the aforementioned subsidiaries and reflect the elimination of significant intercompany balances and transactions among such entities.

     The aforementioned corporations were acquired by IHS (or its subsidiaries) at various dates in 1993 and 1994, as discussed more fully below. The new basis of accounting, reflecting IHS's cost of the businesses acquired, has been "pushed down" to the accounts of the Company. Such cost basis has been allocated to the identifiable assets and liabilities acquired based on their respective fair values at the dates of acquisition. Cost in excess of such aggregate fair value (goodwill) is being amortized over 40 years using the straight-line method. Such estimated useful life of goodwill of the pharmacy businesses acquired gives recognition to the plans of IHS to develop post-acute health care networks using IHS's long-term care facilities as platforms to provide other services, including pharmaceutical products and services.

     In June 1993, IHS acquired all of the outstanding capital stock of Patient Care Pharmacy, Inc. (PCP), a business providing pharmacy services to geriatric care facilities and other health care providers in Southern California. The total cost for PCP was $10,400, including $9,840 representing 425,674 shares of IHS common stock. In addition, IHS agreed to make contingent payments in shares of common stock following each of the next three years based upon the earnings of PCP. However, in March 1995, the PCP stockholders terminated all rights to contingent payments in consideration for $3,525 representing 92,434 shares of IHS common stock.

     In December 1993, IHS acquired the capital stock of Central Park Lodges, Inc. (CPL), a wholly-owned subsidiary of Trizec Corporation, Ltd. (Trizec), a publicly-held Canadian real estate company. IHS acquired substantially all of the United States operations of CPL, consisting of 30 geriatric care facilities located in Florida, Pennsylvania and Texas and nine retirement facilities located in Florida, with an aggregate of 5,210 beds; the Healthcare Pharmacy Services division (HPS), which provides pharmacy consulting services and supplies prescription drugs and intravenous medications to geriatric care facilities through five pharmacies in Florida, Pennsylvania and Texas; and other operations. The total purchase price was $185,300, which was

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

allocated primarily based on the appraised value of the respective businesses acquired. The allocated cost of the HPS acquisition was $21,692.

     On August 8, 1994, the Company acquired substantially all of the assets of Pikes Peak Pharmacy, Inc. (Pikes), a company which provides pharmacy services to patients at nine facilities in Colorado Springs, Colorado which have an aggregate of 625 beds. The total purchase price was $600.

     On October 7, 1994, the Company acquired all of the outstanding stock of Amcare, Inc. (Amcare), an institutional pharmacy serving approximately 135 skilled nursing facilities in California, Minnesota, New Jersey and Pennsylvania. The purchase price was $21,000, including $10,500 representing the issuance of 291,101 shares of IHS common stock. In addition, the Company incurred direct costs of the acquisition of $4,550, representing legal and other transaction costs of $600, integration costs principally for systems conversion of $1,850, and severance and other termination costs of $2,100.

On October 11, 1994, the Company acquired substantially all of the assets of Pharmaceutical Dose Service of La, Inc. (PDS), an institutional pharmacy serving 14 facilities. The purchase price was $4,190, including $3,900 representing the issuance of 122,117 shares of IHS common stock. In addition, the Company incurred direct costs of the acquisition of $1,875, representing legal and other transaction costs of $300, integration costs principally for systems conversion of $1,175, and severance and other termination costs of $400.

     The total cost of the aforementioned acquisitions has been allocated as follows:

                                                    PCP        HPS       PIKES     AMCARE      PDS
                                                  -------     ------     -----     ------     -----
Current assets..................................  $ 2,667      3,175      183       8,029       638
Property and equipment..........................    1,001      3,000       --       3,011        --
Intangible assets...............................   15,595     16,221      417      20,300     5,697
Current liabilities.............................   (2,905)      (704)      --      (5,316)     (270)
Long-term debt..................................   (2,433)        --       --        (474)       --
                                                  -------     ------     -----     ------     -----
Net assets acquired.............................  $13,925     21,692      600      25,550     6,065
                                                  =======     ======     ====      ======     =====
Equities recorded:
  Notes payable to parent company...............  $    --     21,692       --      10,500       294
  Contribution of capital:
     1993.......................................    9,840         --       --          --        --
     1994.......................................       --         --      600      10,500     3,896
     1995.......................................    3,525         --       --          --        --
                                                  -------     ------     -----     ------     -----
                                                  $13,365     21,692      600      21,000     4,190
                                                  =======     ======     ====      ======     =====

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company applies the same significant accounting policies as established by its parent company, which policies are summarized as follows:

  Cash Equivalents

     Cash equivalents consist of highly liquid instruments with an original maturity of three months or less.

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

  Inventories

     Inventories consist primarily of purchased pharmaceuticals and medical supplies held for sale to customers and are stated at the lower of cost or market. Cost is determined using a pricing convention which approximates the first-in, first-out method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on the straight-line basis over the estimated useful life of the assets, generally 10 years for equipment and the term of the lease for costs of leasehold improvements.

  Development Costs

     Direct and incremental costs incurred to initiate and implement new pharmacy locations are deferred during the start-up period (not exceeding six months) and amortized on a straight-line basis over five years.

  Income Taxes

     The Company and its subsidiaries are included in the parent company's consolidated Federal income tax return. The income tax provisions reported in the financial statements are an allocation of the parent company's total income tax provision. The Company's allocation was determined based on a calculation of income taxes as if the Company were a separate taxpayer, in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), Accounting for Income Taxes.

     Deferred income taxes are recognized for the tax consequences of temporary differences between financial statement carrying amounts and the related tax bases of assets and liabilities as required by SFAS No. 109. Such tax effects are measured by applying enacted statutory tax rates applicable to future years in which the differences are expected to reverse, and any change in tax rates will be recognized in the period that includes the date of enactment. Valuation allowances are recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

  Intangible Assets

     Intangible assets arise from business combinations accounted for as purchase transactions and are amortized using the straight-line method over an estimated useful life of forty years.

     Management regularly evaluates whether events or changes in circumstances have occurred that could indicate an impairment in the value of intangible assets. In December 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which had no effect on the financial statements. In accordance with the provisions of SFAS No. 121, if there is an indication that the carrying value of an asset is not recoverable, the Company determines the amount of impairment loss by comparing the carrying amount of the assets to their estimated fair value. Intangible assets acquired in business combinations accounted for using the purchase method are included as part of the carrying value in determining recoverability. Goodwill also is evaluated for recoverability by estimating the projected undiscounted cash flows, excluding interest, of the related business activities, and any excess of carrying value over such estimates is written off.

     In addition to consideration of impairment upon the events or changes in circumstances described above, management regularly evaluates the remaining lives of its long-lived assets. If estimates are changed, the

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

carrying value of affected assets is allocated over the remaining lives. Estimation of value and future benefits of intangible assets is made based upon the related projected undiscounted future cash flows, excluding interest payments.

  Revenue Recognition

     Revenue is recognized when products or services are provided. A significant portion of the Company's revenues from sales of pharmaceutical and medical products are reimbursable from Medicare and state Medicaid programs. Receivables under these reimbursement programs and related revenues are reported at the net realizable amount expected to be received from these third-party payors.

  Business and Credit Concentrations

     The Company's sales are provided through 26 pharmacies as of December 31, 1995, located in California, Colorado, Texas, Minnesota, Pennsylvania, New Jersey, Florida and Louisiana. The Company generally does not require collateral or other security in extending credit to long-term care and other institutions and their patients; however, the Company routinely obtains assignments of (or is otherwise entitled to receive) benefits receivable under the health insurance programs, plans or policies of patients (e.g., Medicare, Medicaid, commercial insurance and managed care organizations).

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Disclosures About Fair Value of Financial Instruments

     The carrying amounts of cash, accounts receivable and accounts payable approximate their fair value because of the short-term nature of these instruments. It is not practicable to estimate the fair value of notes payable to the parent company because there are no specified due dates for these instruments.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31, 1994 and 1995:

                                                                        1994        1995
                                                                       -------     -------
    Equipment........................................................  $ 9,461     $10,736
    Furniture, fixtures and leasehold improvements...................      545         618
    Development costs................................................      448         448
                                                                       -------     -------
                                                                        10,454      11,802
    Less accumulated depreciation and amortization...................      694       1,927
                                                                       -------     -------
    Net property and equipment.......................................  $ 9,760     $ 9,875
                                                                       =======     =======

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

(4) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at December 31, 1994 and 1995:

                                                                          1994       1995
                                                                         ------     ------
    Accounts payable -- trade..........................................  $5,556     $2,423
    Accrued salaries, wages and benefits...............................   1,720      2,842
    Other accrued expenses.............................................      --        200
                                                                         ------     ------
                                                                         $7,276     $5,465
                                                                         ======     ======

(5) LEASES

     As of December 31, 1995, the Company had operating leases as lessee or sublessee of 26 distribution facilities and pharmacy units within long-term care facilities expiring at various dates through June 30, 2002. Minimum rent payments due under noncancellable operating leases in effect at December 31, 1995 are summarized as follows for the years ended December 31:

    1996........................................................................  $1,044
    1997........................................................................     960
    1998........................................................................     937
    1999........................................................................     881
    2000........................................................................     479
    Thereafter..................................................................     286
                                                                                  ------
                                                                                  $4,587
                                                                                  ======

     Eight leases provide renewal options for various terms at fair market rentals at the expiration of the initial term. The leases generally include additional rental obligations for real estate taxes, utilities, insurance and repairs. The Company's rental expense was $257 in 1993, $816 in 1994 and $1,227 in 1995.

(6) INCOME TAXES

     The Company is included in the parent company's consolidated federal income tax return. The allocated provision for income taxes is summarized below for years ended December 31:

                                                                   1993      1994       1995
                                                                   -----     -----     ------
    Federal......................................................   $65      $ 768     $1,250
    State........................................................    14        173        282
                                                                   -----     -----     ------
                                                                    $79      $ 941     $1,532
                                                                   ====       ====     ======
    Current......................................................   $79      $ 528     $  837
    Deferred.....................................................    --        413        695
                                                                   -----     -----     ------
                                                                    $79      $ 941     $1,532
                                                                   ====       ====     ======

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

     The provision for income taxes is reconciled to the amount computed by applying the Federal corporate tax rate of 35% to earnings before income taxes as follows:

                                                               1993       1994        1995
                                                               -----     -------     -------
    Income tax computed at statutory rate....................   $72      $   770     $ 1,410
    State income taxes, net of Federal tax benefit...........     9          112         183
    Other....................................................    (2)          59         (61)
                                                               -----     -------     -------
                                                                $79      $   941     $ 1,532
                                                               ====      =======     =======

     Deferred income tax (assets) liabilities at December 31, 1994 and 1995 are as follows:

                                                                        1994        1995
                                                                       -------     -------
    Excess of book over tax basis of assets..........................  $   353     $   853
    Allowance for doubtful accounts..................................   (1,462)     (1,241)
    Pre-acquisition separate company net operating loss
      carryforward...................................................   (2,790)     (2,175)
    Other............................................................      564         (77)
                                                                       -------     -------
                                                                       $(3,335)    $(2,640)
                                                                       =======     =======

(6) INCOME TAXES

     The provision for Federal and state income taxes is recorded using the overall effective tax rate of the consolidated group applied to the Company's pre-tax earnings before adjustment for permanent differences related to nondeductible amortization of goodwill of $210 in 1993, $835 in 1994 and $1,297 in 1995. Deferred income tax (assets) liabilities are recorded for the Company's temporary differences using the same effective tax rate. The difference between the total provision for income tax and the deferred income tax provision, both determined as discussed above, represents income taxes currently payable to the parent company. The provision for income taxes, deferred income taxes and income taxes currently payable may vary from such amounts that would have been computed on a stand-alone basis.

     At December 31, 1995, certain subsidiaries of the Company had pre-acquisition net operating loss carryforwards available for Federal and state income tax purposes of approximately $5,649 which expire in 2008. The annual utilization of these net operating loss carryforwards is subject to certain limitations under the Internal Revenue Code.

     Management believes no valuation reserves are needed for deferred income tax assets and there has been no valuation allowance during the three-year period ended December 31, 1995. It is the Company's belief that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

(7) RELATED PARTY TRANSACTIONS

  Notes Payable to Parent Company

     The Company had various unsecured notes payable to the parent company of $42,058 and $41,848 as of December 31, 1994 and 1995, respectively. The notes were incurred primarily for the Company's business acquisitions during 1994 and 1993, as described in note 1. The notes have no specified due dates, but management of the parent company has indicated that repayment will not be sought for at least the next twelve months or until the occurrence of the closing of a sale of a significant portion of the Company's assets.

               SYMPHONY PHARMACY SERVICES, INC. AND SUBSIDIARIES
               (WHOLLY-OWNED BY INTEGRATED HEALTH SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

The notes bear interest ranging from 5.75% to 8.50% as of December 31, 1994 and 1995. The Company incurred interest expense to the parent company of $103 in 1993, $1,768 in 1994 and $2,547 in 1995.

  Advances from Parent Company

     Under a cash management facility provided by the parent company, the Company's accounts payable are transferred to a centralized account and applied to increase the intercompany account. The Company's available cash is similarly provided to the parent company through a decrease in the intercompany balance. Such advances bear no interest. Also, advances from the parent company include direct costs of business acquisitions discussed in note 1, which bear no interest.

  Corporate Expenses Charged by Parent Company

     The consolidated financial statements reflect charges for certain corporate general and administrative expenses from the IHS corporate office to the Company and its subsidiaries. Such corporate office charges represent allocations based on determinations that management believes to be reasonable. However, IHS has operated certain other businesses and has provided certain services to the Company and its subsidiaries, including financial, legal, risk management (workers' compensation and general liability) and other services. Accordingly, expense allocations to the Company and its subsidiaries may not be representative of costs of such services if the Company operated on a stand alone basis.

     Costs charged by IHS were insignificant in 1993, and were approximately $437 in 1994 and $1,088 in 1995.

  Accounts Receivable from and Sales to Parent Company

     The Company provides pharmaceutical products and services to subsidiaries of the parent company which operate long-term healthcare facilities and their patients. Accounts receivable include balances due from such subsidiaries of approximately $4,576 and $3,215 at December 31, 1994 and 1995, respectively. Sales to such subsidiaries were approximately $2,300 in 1993, $15,000 in 1994 and $17,500 in 1995.

(8) COMMITMENTS AND CONTINGENCIES

     The Company is from time to time subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of pending legal proceedings will not have a material adverse effect on the Company's financial statements.

(9) SUBSEQUENT EVENTS

     On June 19, 1996, the Company and its subsidiaries entered into an Asset Purchase Agreement with Capstone Pharmacy Services, Inc. (the buyer), pursuant to which the Company and its subsidiaries have agreed to sell substantially all their business assets to the buyer. The selling price is $150 million (which is subject to adjustment in certain circumstances) of which approximately $25 million will be in common stock of the buyer and the remainder will be in cash. Closing is expected to occur by August 1, 1996.

               PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL DATA


From March 1, 1995 through June 30, 1996, the Company acquired several institutional pharmacy and pharmacy service companies. These acquisitions consist of the acquisition of Premier Pharmacy, Inc. (Premier) on May 22, 1995, Geri-Care Systems, Inc. and Scripts & Things, Inc. (Geri-Care) on January 3, 1996, IMD Corporation (IMD) on February 29, 1996, and DCMed, Inc. (DCMed) on July 1, 1996.

Also, on July 29, 1996, the Company acquired the institutional pharmacy business of Symphony Pharmacy Services, Inc. from Integrated Health Services, Inc. for $125 million in cash and $25 million in Common Stock. The Company financed the cash portion of the acquisition with a $25 million investment by Counsel Corporation and $100 million in cash from a bridge loan. The Company also intends to refund the bridge loan and other long-term indebtedness using the proceeds from a secondary offering of 9,000,000 shares at an assumed offering price of $12.00 per share.

The following unaudited pro forma income statement data for the ten months ended December 31, 1995 and the six months ended June 30, 1996 have been prepared based on historical income statements of the Company, as adjusted to reflect the acquisitions of Premier, Geri-Care, IMD, DCMed and Symphony as if each had occurred on March 1, 1995 and January 1, 1996, respectively. The unaudited pro forma condensed consolidated balance sheet as of June 30, 1996 has been prepared based on the historical balance sheet of the Company, as adjusted to reflect the acquisitions of DCMed and Symphony as if they had been acquired as of June 30, 1996. The pro forma income statement data may not be indicative of the future results of operations of or what the actual results of operations would have been had the acquisitions described above been effective March 1, 1995 and January 1, 1996.

                       CAPSTONE PHARMACY SERVICES, INC.
                       PRO FORMA INCOME STATEMENT DATA
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                (in thousands)



                                                         Capstone Pharmacy                            IMD
                                                          Services, Inc.             IMD           Pro Forma
                                                           per Form 10-Q        Corporation(1)    Adjustments     DCMed(1)
                                                         -----------------------------------------------------------------
Net sales                                                   $   46,147              $1,721           $ -           $5,030
Cost of sales                                                   28,646                 982             -            2,241
                                                         -----------------------------------------------------------------
Gross profit                                                    17,301                 739             -            2,789
Operating expenses:
  Selling, general and administrative expenses                  14,452                 710             -            2,302
  Depreciation and amortization                                  1,162                  20             25 (2)          15
  Costs relating to pharmacy closure                               246                  -              -               -
  Restructuring charges                                             -                   -              -               -
                                                         -----------------------------------------------------------------

Income from operations                                           1,441                   9            (25)            472
                                                         -----------------------------------------------------------------

Non-operating expense, net:
  Interest expense, net                                            685                  -              64 (3)          -
  Other income                                                     (95)                 -              -               -
                                                         -----------------------------------------------------------------
             Total non-operating expense, net                      590                  -              64              -
                                                         -----------------------------------------------------------------

Income before income taxes                                         851                   9            (90)            472
Provision for income taxes                                          72                   8             -               -
                                                         -----------------------------------------------------------------
Income from continuing operations                           $      779              $    1           $(90)         $  472
                                                         =================================================================

Weighted average number of common
  shares outstanding                                        18,264,102

Fully diluted income from continuing operations per share   $     0.04
                                                            ==========

                                                             DCMed               Symphony         Symphony
                                                           Pro Forma             Pharmacy         Pro Forma
                                                          Adjustments           Services(1)      Adjustments      Pro Forma
                                                          --------------------------------------------------------------------
Net sales                                                    $  -                 $54,243          $    -          $107,141
Cost of sales                                                   -                  29,050               -            61,119
                                                          --------------------------------------------------------------------
Gross profit                                                    -                  25,193               -            46,022
Operating expenses:
  Selling, general and administrative expenses                                     18,256                            35,720
  Depreciation and amortization                                 39 (2)              1,396              921 (2)        3,578
  Costs relating to pharmacy closure                            -                      -                -               246
  Restructuring charges                                         -                      -                -                -
                                                          --------------------------------------------------------------------

Income from operations                                         (39)                 5,541             (921)           6,478
                                                          --------------------------------------------------------------------

Non-operating expense, net:
  Interest expense, net                                        225 (3)              1,262           (1,225)(3)        1,012
  Other income                                                  -                     139               -                44
                                                          --------------------------------------------------------------------
             Total non-operating expense, net                  225                  1,401           (1,225)           1,056
                                                          --------------------------------------------------------------------

Income before income taxes                                    (264)                 4,140              304            5,422
Provision for income taxes                                      -                   1,573           (1,247)(4)          407
                                                          --------------------------------------------------------------------
Income from continuing operations                            $(264)               $ 2,567          $ 1,550       $    5,016
                                                          ====================================================================

Weighted average number of common
  shares outstanding                                                                                             32,092,832 (5)

Fully diluted income from continuing operations per share                                                        $     0.16
                                                                                                                 ==========

(1) Reflects the acquisitions of IMD, DCMed and Symphony as if they had occurred on January 1, 1996.
(2) Reflects the additional amortization of goodwill related to the IMD, DCMed and Symphony acquisitions, over a period of 40 years.
(3) Reflects a reduction of interest expense incurred by Symphony on debt which will not be assumed by Capstone as part of the acquisition and a reduction of interest expense assuming that the excess of the proceeds of the secondary offering over the amount used to repay the bridge loan is used to repay a portion of the existing line of credit, net of additional interest expense on the long-term debt related to the IMD and DCMed acquisitions at an annual interest rate of 7.5%.
(4) Reflects the adjustment to pro forma provision for income taxes to reflect an effective state tax rate of 7.5%. No federal tax provision has been reflected due to assumed full utilization of federal net operating loss carryforwards.
(5) Reflects the fully diluted shares outstanding for the year ended June 30, 1996 plus (i) the impact of the 1,035,000 shares issued in the April 1996 private placement as if it had occurred on January 1, 1996, (ii) 4,224,980 shares to be issued in connection with the Symphony acquisitions and (iii) 9,000,000 shares contemplated by the secondary offering at an assumed price of $12.00 per share.

                       CAPSTONE PHARMACY SERVICES, INC.
                         PRO FORMA BALANCE SHEET DATA
                              AS OF JUNE 30, 1996
                                (in thousands)

                                                                                  DCMed        Symphony     Symphony
                                                   Capstone Pharmacy            Pro Forma      Pharmacy     Pro Forma
                                                     Services, Inc.   DCMed(1)  Adjustments   Services(1)  Adjustments   Pro Forma
                                                   -------------------------------------------------------------------------------
Current assets:
  Cash and cash equivalents                            $ 1,392        $ (110)      $   -        $   878     $     -       $  2,160
  Accounts receivable, net of allowance
    for doubtful accounts                               21,082         4,105           -         21,857           -         47,044
  Inventories                                            7,408           616           -          5,300           -         13,324
  Other current assets                                   1,442            -            -          1,157           -          2,599
                                                   -------------------------------------------------------------------------------
        Total current assets                            31,324         4,611           -         29,192           -         65,127

Property, equipment and other assets                     4,610           177           -          9,804           -         14,591
Goodwill, net of accumulated amortization               33,842            -         3,117 (2)    54,965       73,680 (2)   165,604
                                                   -------------------------------------------------------------------------------
        Total assets                                    69,776         4,788        3,117        93,961       73,680       245,322
                                                   ===============================================================================

Current liabilities:
  Accounts payable                                       3,338         1,122           -          6,969          500        11,929
  Other current liabilities                              4,473           793           -         10,172           -         15,438
                                                   -------------------------------------------------------------------------------
        Total current liabilities                        7,811         1,915           -         17,141          500        27,367
                                                   -------------------------------------------------------------------------------

Other long-term liabilities                              1,150            -            -             -            -          1,150
Long-term debt, net of current portion                  19,785            -         5,990 (3)    41,756      (40,756)(3)    26,775
                                                   -------------------------------------------------------------------------------
                                                        20,935            -         5,990        41,756      (40,756)       27,925
                                                   -------------------------------------------------------------------------------

Stockholders' equity:
  Common stock and capital in excess of par             52,533         2,400       (2,400)(4)    28,361      123,639 (4)   204,533
  Retained earnings (accumulated deficit)              (11,503)          473         (473)(5)     6,703       (9,703)(5)   (14,503)
                                                   -------------------------------------------------------------------------------
                                                        41,030         2,873       (2,873)       35,064      113,936       190,030
                                                   -------------------------------------------------------------------------------

        Total liabilities and stockholders' equity     $69,776        $4,788       $3,117       $93,961     $ 73,680      $245,322
                                                   ===============================================================================

(1) Reflects the acquisitions of DCMed and Symphony acquisitions as if they had occurred on June 30, 1996.
(2) Reflects the additional goodwill recorded as part of the DCMed and Symphony acquisitions as part of the purchase price allocations.
(3) Reflects the net effect of (i) the additional long-term debt incurred related to the DCMed acquisition, (ii) a reduction of long-term debt on the books of Symphony at June 30, 1996, which was not assumed by Capstone and
    (iii) a reduction in indebtedness from the excess net proceeds of the Offering.
(4) Reflects $50.0 million of additional equity raised in connection with the Symphony acquisitions and $102.0 million in estimated net proceeds from the Offering (assuming no exercise of the overallotment option), net of intercompany eliminations.
(5) Reflects intercompany eliminations and $3.0 million in fees relating to the Bridge Loan.

                       CAPSTONE PHARMACY SERVICES, INC.
                       PRO FORMA INCOME STATEMENT DATA
                  FOR THE TEN MONTHS ENDED DECEMBER 31, 1995
                                (in thousands)



                                                         Capstone Pharmacy       Previously-
                                                          Services, Inc.          Acquired         Pro Forma
                                                           per Form 10-K        Entities(1)       Adjustments     DCMed(4)
                                                         -----------------------------------------------------------------
Net sales                                                   $   48,841             $30,549           $ -           $8,875
Cost of sales                                                   30,654              18,285             -            3,838
                                                         -----------------------------------------------------------------
Gross profit                                                    18,187              12,264             -            5,037
Operating expenses:
  Selling and administrative expenses                           17,469               9,578             -            5,003
  Depreciation and amortization                                  1,146                 462            485 (2)          29
  Restructuring costs                                              240                  -              -               -
                                                         -----------------------------------------------------------------

(Loss) Income from operations                                     (668)              2,224           (486)              5
                                                         -----------------------------------------------------------------

Non-operating expense (income):
  Interest expense, net                                            634                 366            773 (3)          -
  Other income                                                    (432)                (29)            -               -
                                                         -----------------------------------------------------------------
             Total non-operating expense (income)                  202                 337            773              -
                                                         -----------------------------------------------------------------

Income (Loss) before income taxes                                 (870)              1,887         (1,258)              5
Provision (Benefit) for income taxes                              (225)                303             -                2
                                                         -----------------------------------------------------------------
(Loss) Income from continuing operations                    $     (645)             $1,584        $(1,258)         $    3
                                                         =================================================================

Weighted average number of common
  shares outstanding                                        12,398,401
                                                            ==========
Income (Loss) from continuing operations per share          $    (0.05)
                                                            ==========

                                                             DCMed         Symphony        Symphony        Other
                                                           Pro Forma       Pharmacy        Pro Forma      Pro Forma
                                                          Adjustments     Services(4)     Adjustments    Adjustments    Pro Forma
                                                          ------------------------------------------------------------------------
Net sales                                                    $  -           $91,016          $   -          $   -       $179,281
Cost of sales                                                   -            48,837              -              -        101,614
                                                          -------------------------------------------------------------------------
Gross profit                                                    -            42,179              -              -         77,667
Operating expenses:
  Selling and administrative expenses                           -            32,921              -              -         64,971
  Depreciation and amortization                                 78 (2)        2,682           1,761 (2)         -          6,643
  Restructuring costs                                           -                -               -              -            240
                                                          -------------------------------------------------------------------------

(Loss) Income from operations                                  (78)           6,576          (1,761)            -          5,813
                                                          --------------------------------------------------------------------------

Non-operating expense (income):
  Interest expense, net                                        449 (3)        2,547          (2,472)(3)         -          2,297
  Other income                                                                   -               -              -           (461)
                                                          -------------------------------------------------------------------------
             Total non-operating expense (income)              449            2,547          (2,472)            -          1,836
                                                          -------------------------------------------------------------------------

Income (loss) before income taxes                             (527)           4,029             711             -          3,977
Provision (Benefit) for income taxes                            -             1,532              -          (1,314)(5)       298
                                                          -------------------------------------------------------------------------
(Loss) Income from continuing operations                     $(527)         $ 2,497          $  711         $1,314    $    3,679
                                                          =========================================================================

Weighted average number of common
  shares outstanding                                                                                                  27,666,073 (6)
                                                                                                                      ==========
Income (Loss) from continuing operations per share                                                                    $     0.13
                                                                                                                      ==========

(1) Reflects Geri-Care results for the nine months ended September 30, 1995, and IMD results for the year ended December 31, 1995. These results do not differ materially from ten month results.
(2) Reflects the additional amortization of goodwill related to the Premier, Geri-Care, IMD, DCMed and Symphony acquisitions, over a period of 40 years.
(3) Reflects a reduction of interest expense incurred by Symphony on debt which was not assumed by Capstone as part of the acquisition and a reduction of interest expense assuming that the excess of the proceeds of the secondary offering over the amount used to repay the bridge loan is used to repay a portion of the existing line of credit, net of additional interest expense on the long-term debt related to the IMD and DCMed acquisitions at an annual interest rate of 7.5%.
(4) Reflects results from DCMed and Symphony for the year ended December 31, 1995, which do not differ materially from ten month results.
(5) Relects the adjustment to pro forma provision for income taxes to reflect an effective state tax rate of 7.5%. No federal tax provision has been reflected due to assumed full utilization of federal net operating loss carryforwards.
(6) Reflects the fully diluted shares outstanding for the year ended December 31, 1995 plus (i) 1,007,692 shares issued in conjunction with the Geri-Care acquisition, (ii) 1,035,000 shares issued in the April 1996 private placement, (iii) 4,224,980 shares to be issued in conjunction with the Symphony acquisition and (iv) 9,000,000 shares contemplated by the secondary offering at an assumed price of $12.00 per share.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CAPSTONE PHARMACY SERVICES, INC.


                                        By:  /s/ Donald W. Hughes
                                             -------------------------------
                                             Vice-President,
                                             Chief Financial Officer
                                             and Secretary

Date:    August 16, 1996

                                EXHIBIT INDEX


Exhibit                                                         Sequential
Number        Description                                      Numbered Page
- --------      -----------                                      -------------

   2.         Form of Asset Purchase Agreement among Integrated
              Health Services, Inc., Symphony Pharmacy
              Services, Inc., various of its subsidiaries and the Registrant (incorporated by reference to the Form 8-K dated July 18, 1996 filed by the Registrant)